                                EXHIBIT (c)(3)


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                            STOCKHOLDERS' AGREEMENT

                                 BY AND AMONG


                      BIRD ENVIRONMENTAL GULF COAST, INC.;

                               GTS DURATEK, INC.;

                               GTSD SUB II, INC.;

                                 JIM S. HOGAN;

                                 MARK B. HOGAN;

                              BARRY K. HOGAN; AND

                                SAM J. LUCAS III



                          DATED AS OF NOVEMBER 29, 1995

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                                 TABLE OF CONTENTS
ARTICLE I:  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE II: REPRESENTATIONS AND WARRANTIES OF
            THE MINORITY SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . 5
   Section 2.1  Authority of Minority Shareholders; Title to Stock. . . . . . 5
   Section 2.2  Organization, Standing, Authority and Capitalization
                of Company. . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Section 2.3  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . 7
   Section 2.4  No Other Pending Transactions . . . . . . . . . . . . . . . . 8
   Section 2.5  Company's Names, Business, and Location of Company Assets . . 8
   Section 2.6  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 8
   Section 2.7  Financial Statements. . . . . . . . . . . . . . . . . . . . . 9
   Section 2.8  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . 9
   Section 2.9  Absence of Certain Changes, Events or Conditions. . . . . . . 9
   Section 2.10 Litigation and Other Proceedings. . . . . . . . . . . . . . .10
   Section 2.11 Licenses and Approvals. . . . . . . . . . . . . . . . . . . .11
   Section 2.12 Legal Compliance. . . . . . . . . . . . . . . . . . . . . . .11
   Section 2.13 Material Contracts and Agreements. . . . . . . . . . . . . . 11
   Section 2.14 Title Matters. . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 2.15 Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 2.16 Employee Benefit Plans and Workers' Compensation Matters. . .12
   Section 2.17 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Section 2.18 Condition of Company Assets. . . . . . . . . . . . . . . . . 13
   Section 2.19 Intellectual Property. . . . . . . . . . . . . . . . . . . . 14
   Section 2.20 Environmental Matters. . . . . . . . . . . . . . . . . . . . 14
   Section 2.21 Customers and Suppliers. . . . . . . . . . . . . . . . . . . 17
   Section 2.22 Accounts Receivable. . . . . . . . . . . . . . . . . . . . . 17
   Section 2.23 No Material Adverse Change. . . . . . . . . . . . . . . . . .18
   Section 2.24 Books and Records. . . . . . . . . . . . . . . . . . . . . . 18
   Section 2.25 Disaster. . . . . . . . . . . . . . . . . . . . . . . . . . .18
   Section 2.26 No Burdensome Agreements; Transactions with Affiliates. . . .18
   Section 2.27 Due Diligence Review. . . . . . . . . . . . . . . . . . . . .19
   Section 2.28 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE III:  REPRESENTATIONS AND WARRANTIES
              OF GTSD and GTSD SUB. . . . . . . . . . . . . . . . . . . . . .19
   Section 3.1  Organizational Matters; Authority. . . . . . . . . . . . . . 19

   Section 3.2  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . .20
   Section 3.3  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .20
   Section 3.4  Access to Information. . . . . . . . . . . . . . . . . . . . 20
   Section 3.5  Disclosure of Current Material Plans. . . . . . . . . . . . .20
   Section 3.6  Disclosure of Certain Financial Information. . . . . . . . . 21

ARTICLE IV:  COVENANTS AND OTHER AGREEMENTS. . . . . . . . . . . . . . . . . 21
   Section 4.1  Consents; Cause Conditions to be Satisfied. . . . . . . . . .21
   Section 4.2  Non-Interference Agreement. . . . . . . . . . . . . . . . . .21
   Section 4.3  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 22
   Section 4.4  Release from Liability . . . . . . . . . . . . . . . . . . . 23
   Section 4.5  Termination of Certain Agreements. . . . . . . . . . . . . . 23
   Section 4.6  Vote Stock on Certain Matters. . . . . . . . . . . . . . . . 23
   Section 4.7  Investment by GTSD in Company. . . . . . . . . . . . . . . . 24
   Section 4.8  Willingness and Ability to Perform Covenants. . . . . . . . .24
   Section 4.9  Good Faith Performance in the Future. . . . . . . . . . . . .24
   Section 4.10 Due Diligence Report. . . . . . . . . . . . . . . . . . . . .25
   Section 4.11 Guaranty Agreement. . . . . . . . . . . . . . . . . . . . . .25
   Section 4.12 Mitigation of Indemnified Losses. . . . . . . . . . . . . . .25
   Section 4.13 Schedule Disclosures. . . . . . . . . . . . . . . . . . . . .25
   Section 4.14 Tax Sharing Arrangement. . . . . . . . . . . . . . . . . . . 26

ARTICLE V:  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 5.1  Indemnification by the Minority Shareholders. . . . . . . . .26
   Section 5.2  Indemnification by GTSD and GTSD Sub. . . . . . . . . . . . .26
   Section 5.3  Procedures for Third Party Claims. . . . . . . . . . . . . . 27
   Section 5.4  Limits for Recovery of Losses. . . . . . . . . . . . . . . . 27
   Section 5.5  Waiver of Contribution. . . . . . . . . . . . . . . . . . . .28
   Section 5.6  Holdback, Right of Setoff. . . . . . . . . . . . . . . . . . 28

ARTICLE VI: SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE VII:  RESTRICTIONS ON TRANSFER; VOLUNTARY
              TRANSFER; INVOLUNTARY TRANSFER. . . . . . . . . . . . . . . . .29
   Section 7.1  Restrictions on Transfer. . . . . . . . . . . . . . . . . . .29
   Section 7.2  Right of First Refusal Upon Voluntary Transfer of
                Shares by Minority Shareholders. . . . . . . . . . . . . . . 29
   Section 7.3  Option Upon Involuntary Transfer. . . . . . . . . . . . . . .30
   Section 7.4  Right of First Offer Upon Transfer of Shares by GTSD. . . . .30

   Section 7.5  Permitted Transfers. . . . . . . . . . . . . . . . . . . . . 31

ARTICLE VIII:  BUYOUT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 32
   Section 8.1  Put Rights of Minority Shareholders. . . . . . . . . . . . . 32
   Section 8.2  Call Rights of the Company and GTSD Sub. . . . . . . . . . . 33
   Section 8.3  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . .34
   Section 8.4  Payment of the Purchase Price. . . . . . . . . . . . . . . . 35

ARTICLE IX:  OTHER RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . . . 36
   Section 9.1  Legend on Certificates. . . . . . . . . . . . . . . . . . . .36
   Section 9.2  Actions Requiring Vote or Consent of the
                Minority Shareholders. . . . . . . . . . . . . . . . . . . . 36
   Section 9.3  Composition of Board of Directors. . . . . . . . . . . . . . 37
   Section 9.4  Formation of Management Committee. . . . . . . . . . . . . . 37

ARTICLE X:  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE XI:  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 38
   Section 11.1  No Assignment. . . . . . . . . . . . . . . . . . . . . . . .38
   Section 11.2  Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . .38
   Section 11.3  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . .38
   Section 11.4  Parties in Interest. . . . . . . . . . . . . . . . . . . . .38
   Section 11.5  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . 38
   Section 11.6  Construction. . . . . . . . . . . . . . . . . . . . . . . . 39
   Section 11.7  Additional Documents. . . . . . . . . . . . . . . . . . . . 39
   Section 11.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .39
   Section 11.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 41
   Section 11.10 Governing Law. . . . . . . . . . . . . . . . . . . . . . . .41
   Section 11.11 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . .42
   Section 11.12 Specific Performance. . . . . . . . . . . . . . . . . . . . 42
   Section 11.13 Severability. . . . . . . . . . . . . . . . . . . . . . . . 42
   Section 11.14 No Drafting Presumption. . . . . . . . . . . . . . . . . . .43
   Section 11.15 Incorporation by Reference; Use of Certain Terms. . . . . . 43
   Section 11.16 Amendment and Waiver. . . . . . . . . . . . . . . . . . . . 43

                            STOCKHOLDERS' AGREEMENT

          THIS STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of this 29th day of November, 1995 by and among Bird Environmental Gulf Coast, Inc., a Texas corporation (the "Company"); GTS Duratek, Inc., a Delaware corporation ("GTSD"), GTSD Sub II, Inc., a Maryland corporation and a wholly-owned subsidiary of GTSD ("GTSD Sub"), Jim S. Hogan ("J. Hogan"), Mark
B. Hogan ("M. Hogan"), Barry K. Hogan ("B. Hogan") and Sam J. Lucas III ("Lucas"). For purposes of this Agreement, J. Hogan, M. Hogan, B. Hogan and Lucas may be collectively referred to as "Minority Shareholders" and may be individually referred to as a "Minority Shareholder."

                             W I T N E S S E T H:

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, GTSD Sub is purchasing from Bird Environmental Technologies, Inc., a Delaware corporation ("BETI"), all of the outstanding capital stock of the Company owned by BETI, which represents 80% of the issued and outstanding stock of the Company, upon the terms and provisions set forth in a Stock Purchase Agreement of even date herewith by and among the Company, BETI, Bird Corporation, a Massachusetts corporation ("Bird"), GTSD Sub and GTSD (the "Stock Purchase Agreement").

          WHEREAS, contemporaneously with the execution and delivery of this Agreement and the Stock Purchase Agreement, effective as of the date hereof,
(i) the Company will have executed with each of M. Hogan, B. Hogan and Lucas employment agreements (the "Employment Agreements"), (ii) the Company and J. Hogan will have executed and delivered that certain technology license agreement (the "License Agreement") pursuant to which J. Hogan will license to the Company and to GTSD the technologies specified therein and (iii) the Company and J. Hogan will have executed and delivered that separate agreement (the "Hogan Agreement"). This Agreement, the Employment Agreements, the License Agreement and the Hogan Agreement shall be collectively referred to herein as the "Minority Shareholders Agreements".

          WHEREAS, a significant inducement for GTSD Sub to purchase the capital stock of the Company from BETI is its ability to enter into this Agreement pursuant to the terms and conditions set forth herein and to enter into the other Minority Shareholders Agreements on the terms and conditions specified therein.

          WHEREAS, with respect to this Agreement, GTSD Sub and the Minority Shareholders wish to enter into this Agreement among themselves to assure continuity in the ownership and management of the Company, to set forth their rights and obligations as stockholders of the Company and to provide a market and a purchase price for the shares of stock owned by them upon the occurrence of certain events.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                             ARTICLE I:  DEFINITIONS

          In addition to those terms defined elsewhere herein, when used herein, the following capitalized terms shall have the meanings indicated:

          "AFFILIATE" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          "APPLICABLE AUTHORITY" shall mean any foreign, federal, state or local governmental or quasi-governmental instrumentality, agency, department, bureau, board or commission having authority or purporting to have authority over the Company, any of the Company Assets, or the operation of the Company's Business, including any entity with licensing or regulatory authority concerning the Company and the operation of the Company's Business.

          "APPLICABLE LAWS" shall mean all foreign, federal, state and local laws, regulations, rules, orders, decrees, ordinances or judgments applicable to the Company, the Company Assets, or the operation of the Company's Business, including all laws concerning the licensing and regulation of the Company and the conduct of the Company's Business.

          "BIRD INSTRUMENTS" shall mean the following documents to which the Minority Shareholders, certain of their Affiliates and certain Affiliates of Bird are parties: (a) that certain Pre-Incorporation Agreement dated August 9, 1991; (b) that certain Stock Option Agreement dated August 9, 1991; (c) that certain Voting Agreement dated August 9, 1991; (d) that certain Stock Purchase Agreement dated August 9, 1991; (e) that certain Amendment Agreement dated August 9, 1991; and (e) that certain Agreement dated June 18, 1994, forms of which documents are attached hereto as APPENDIX I.

          "BIRD LETTER OF INTENT" shall mean the letter of intent dated as of September 6, 1995 addressed to Mr. Frank S. Anthony, Vice President and General Counsel of Bird from GTSD.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder.

          "COMPANY ASSETS" shall mean all of the properties and assets owned or leased by the Company, including without limitation all of the following: the Property, the Tangible Operating Assets, the Intellectual Property, the Company Contracts, the Leases, and the Licenses and Approvals (as each term is defined below).

          "COMPANY'S BUSINESS" shall mean developing and implementing waste treatment technologies, as such activity was conducted prior to the shutdown or suspension of its operations as contemplated by the Minority Shareholders' Letter of Intent.

          "COMPANY CONTRACTS" shall mean, collectively, all contracts or agreements to which the Company is a party or by which the Company or any of the Company Assets is bound, including personal property leases, franchise, manufacturer's representative, distributorship, service, supply, maintenance, employee, leasing and management contracts and agreements affecting or involving the Property or the Company's Business.

          "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

          "INVENTORY" shall mean all parts, supplies, process additives, marketing materials and other material held for use, consumption or sale in the Company's Business.

          "KNOWN" or "KNOWLEDGE" (regardless of whether such terms are capitalized) when used in connection with a statement regarding the existence or absence of facts, unless a different definition or standard is expressly set forth in a particular context, are intended by the parties to qualify or limit such statement to facts actually (and not constructively) known or believed to exist by the individual or, in the case of a corporation, by its current officers and directors.

          "LEASES" shall mean, collectively, all of the oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company or any other party is entitled to occupy and use any portion of the Property or pursuant to which Company leases to or from any other party any real property, including all renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing.

          "LICENSES AND APPROVALS" shall mean all certificates, licenses, permits or other approvals required or obtained by the Company in connection with the use or ownership of the Company Assets, the operation of the Company's Business or in connection with its use and occupancy of any of the Property.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

          "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company, provided that an effect resulting from the decision to shutdown or suspend the operations of the Company as described in the Minority Shareholders Letter of Intent shall not be deemed to constitute a Material Adverse Effect.

          "MINORITY SHAREHOLDERS' LETTER OF INTENT" shall mean the letter of intent dated as of September 7, 1995 addressed to B. Hogan, Executive Vice President of the Company from GTSD.

          "ORDINARY COURSE OF BUSINESS" or words of similar import mean (whether or not capitalized) acts or omissions to act that are consistent with the past practices of the Company and are taken or omitted to be taken in the normal course of day-to-day operations of the Company.

          "ORGANIZATIONAL DOCUMENTS" shall mean a corporation's Articles or Certificate of Incorporation and By-Laws, as amended or supplemented.

          "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate action and for which a reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made by the Company in its Financial Statements (as hereinafter defined); (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of the Company's Business or incident to the construction or improvement of any property in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of the Company and for which a reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made by the Company in its Financial Statements; (iii) Liens incurred or deposits made by the Company in connection with worker's compensation, unemployment insurance or other social security arising by operation of law in the ordinary course of the Company's Business; (iv) Liens incurred or deposits made by the Company to secure the performance of performance of bids, statutory obligations, surety and appeal bonds in the ordinary course of the Company's Business; (v) rights of a common owner of any interest in real estate, rights of way or easements held by the Company and such common owner as tenants in common or through other common ownership; (vi) any other minor defects and irregularities of title and other minor charges or encumbrances that do not (a) materially impair the ownership, occupation, use or enjoyment of the Company's Assets, (b) materially impair the value of the Company's Assets or (c) materially impair the ability of the Company to sell the property affected thereby and (vii) Liens disclosed on the schedules to this Agreement.

          "PERSON" or "PERSON" means an individual, corporation, partnership, firm, ssociation, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "PRODUCTS" means all of the products manufactured, distributed, marketed, sold or packaged in connection with the operation of the Company's Business.

          "PROPERTY" shall mean, collectively, all of the land and the improvements thereon, together with any tangible property located thereon which would constitute a "fixture" under the laws of the State of Maryland and all personal property owned or leased by Company and used or useful in connection with the operation of the Company's Business (other than that personal property included within the definition of "Tangible Operating Assets") and all of Company's right, title and interest in and to all privileges, appurtenances, and advantages belonging or in any way appertaining to any such land, including all easements, rights-of-way, water and riparian rights, air rights above the land, development rights, and all rights, title and interest in and to all adjoining streets, roads or alleys (public or private, open or proposed).

          "RESTRICTED AGREEMENT" shall refer to any of the Leases and Company Contracts (as each is defined in this Article I), to the extent that any such Lease or Company Contract contains any provision that, as a result of the consummation of the transactions contemplated by this Agreement, causes one or more of the following to occur: (i) the Company is deemed to be in default under such Lease or Company Contract (with or without the giving of notice and any cure period); (ii) automatically voids such Lease or Company Contract or renders voidable by any party other than the Company, the Lease or Company Contract or provides any party other than the Company with a right to terminate or rescind such Lease or Company Contract; (iii) imposes any fine, penalty, charge or increase in payments or other charges required to be made by the Company under such Lease or Company Contract; or (iv) otherwise modifies any of the material terms of such Lease or Company Contract.

          "SHARES" shall mean shares of Stock (as hereinafter defined).

          "STOCK" shall mean the outstanding shares of capital stock of the Company.

          "TANGIBLE OPERATING ASSETS" shall mean, collectively, all of the tangible personal property used or useful in the operation of Company's Business, wheresoever located, including Inventory, trade fixtures, stock-in-trade, equipment, and supplies.



                    ARTICLE II:  REPRESENTATIONS AND WARRANTIES OF
                              THE MINORITY SHAREHOLDERS

     Except as disclosed on a schedule in response to a particular representation or warranty or as otherwise disclosed on the schedules contemplated by this Article II, each of the Minority Shareholders hereby represents and warrants jointly and severally, except as otherwise provided below, to GTSD and GTSD Sub as of the date hereof as follows:


     SECTION 2.1  AUTHORITY OF MINORITY SHAREHOLDERS; TITLE TO STOCK.

     (a) Each Minority Shareholder represents and warrants (severally and not jointly and severally with the other Minority Shareholders) that (i) such Minority Shareholder has all requisite power and authority to execute, deliver and perform this Agreement and each of the instruments, documents, and agreements contemplated herein to be executed and delivered by the Minority Shareholder pursuant to this Agreement (collectively, the "Minority Shareholders Instruments"), (ii) when duly executed and delivered by the Minority Shareholder and the other parties thereto, each of the Minority Shareholders Instruments will constitute valid and legally binding obligations of the Minority Shareholder, and (iii) will be enforceable against him in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

     (b) Each Minority Shareholder represents and warrants (severally and not jointly and severally with the other Minority Shareholders) that such Minority Shareholder owns 5% of the issued and outstanding capital stock of the Company free and clear of any Liens, rights of first refusal or restriction of any kind, except as may arise under the Bird Instruments or under federal or applicable state securities laws. The Minority Shareholder owns the number of Shares set forth on SCHEDULE 2.1(b) hereto. Each Minority Shareholder represents and warrants (severally and not jointly and severally with other Minority Shareholders) that such Minority Shareholder is neither a party to or bound by any options, calls, contracts of commitments of any character relating to any of the Stock or any other equity or debt security issued or to be issued by the Company, except as may arise under the Bird Instruments.

     SECTION 2.2  ORGANIZATION, STANDING, AUTHORITY AND CAPITALIZATION
OF COMPANY.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on the Company's Business as it is now being conducted, to own the Company Assets (including the Property) and to own or lease each of the other properties and assets it now owns or leases. True, complete and correct copies of the Organizational Documents of the Company have been delivered to GTSD and the Organizational Documents are in full force and effect. The Company is not in violation, breach or default of any of the provisions of its Organizational Documents. The Company is duly qualified to do business in the jurisdictions set forth in SCHEDULE 2.2(a) attached hereto which jurisdictions represent all of the jurisdictions where the Company is required to be qualified as the result of the location of its assets or the conduct of the Company's Business.

     (b) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and each of the instruments, documents, and agreements contemplated herein to be executed and delivered by Company pursuant to this Agreement (collectively, the "Company Instruments"). The execution, delivery and performance of this Agreement and of the Company Instruments have been duly authorized and approved by all necessary corporate action, and this Agreement and the Company Instruments, when duly executed and delivered by the Company and the other parties thereto, will constitute valid and legally binding obligations of Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

     (c) The authorized capital stock of Company consists entirely of 3,000 shares of common stock, $0.01 par value, of which 700 shares are issued and outstanding. Three hundred (300) shares of capital stock of the Company are held in the Company's treasury and no shares of capital stock are reserved for issuance. All outstanding shares of capital stock of the Company have been duly authorized and are validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. To the Minority Shareholders' knowledge, the Company is not a party to or bound by any options, warrants, rights, calls or other preemptive rights or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

     (d) The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Organizational Documents of the Company, copies of which have been furnished to GTSD.

     (e) To the Minority Shareholders' knowledge, there are not any outstanding registration rights with respect to any shares of capital stock of the Company.

     (f) To the Minority Shareholders' knowledge, the Company does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     (g) The Minority Shareholders have no knowledge of any voting agreements, voting trusts, stockholders' agreements, proxies or other agreements or understandings that are currently in effect, other than the Bird Instruments, or that are currently contemplated with respect to the voting of any capital stock of the Company, other than as contemplated hereby.

     (h) To the Minority Shareholders' knowledge, all of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

     (i) To the Minority Shareholders' knowledge, there are not any outstanding contractual obligations (contingent or otherwise) of the Company that would prohibit or restrict the Company's ability to declare or pay dividends or to repurchase or redeem the Company's capital stock.

     (j) To the Minority Shareholders' knowledge, there have been no changes to the capitalization of the Company, or any recapitalizations of the Company, since December 31, 1994 other than advances provided to the Company by Bird or its Affiliates.


     SECTION 2.3  NO CONFLICTS.

     Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby (except for capital expenditures or other actions to be taken as contemplated by Section 4.7) or under any of the Company Instruments, will: (a) with or without notice or the passage of time or both, result in any violation, termination or modification of, or be in conflict with, (i) the Organizational Documents of the Company, (ii) any License and Approval, Lease or Company Contract (other than the Bird Instruments), or any other instrument or agreement to which the Company is a party or by which the Company is bound, or (iii) any law, rule, regulation, ordinance, writ, injunction, judgment, decree or order applicable to the Company, (b) result in the creation of any Lien upon the Property or any of the other Company Assets or in the acceleration of any indebtedness or other obligation of the Company; or (c) require the filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any Applicable Authority or any other third party, excluding, those that have already been obtained prior to the execution and delivery of this Agreement.

     SECTION 2.4  NO OTHER PENDING TRANSACTIONS.

     Except for the transactions contemplated by this Agreement: (i) neither the Minority Shareholders nor, to the Minority Shareholders' knowledge, the Company is a party to or bound by or the subject of any agreement, commitment or undertaking with respect to the sale of all or any part of the Stock of the Company, except as may arise under the Bird Instruments; and (ii) the Company is not a party to or bound by or the subject of any agreement, undertaking or commitment to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other person, corporation, or entity, or to sell, lease or exchange all or substantially all of the Company Assets to any other person, corporation, or entity.

     SECTION 2.5  COMPANY'S NAMES, BUSINESS, AND LOCATION OF COMPANY ASSETS.

     The Company has conducted business under the name "Bird Environmental Gulf Coast, Inc." and no other names. The Company is in the business of developing and implementing waste treatment technologies. The Company has not engaged in, does not currently engage in, or currently have any intention of engaging in, any other business other than as described in the preceding sentence. The Company's chief executive office and principal place of business is located at 2700 Avenue S, San Leon, Texas 77539. All of the Company Assets are located at same address as its chief executive office and the Company does not currently have any places of business other than at such address. Set forth on SCHEDULE 2.5 attached hereto is a complete and accurate listing of all locations at which the Company has conducted operations or owned or leased property since its formation.

     SECTION 2.6  SUBSIDIARIES.

     The Company does not own, or have any contract or other right to acquire, directly or indirectly, any capital stock or other equity securities of any Person, nor does the Company have any direct or indirect equity or ownership interest in any business other than the Company's Business.

     SECTION 2.7  FINANCIAL STATEMENTS.

     (a) As used herein, the term "Financial Statements" shall mean and include the following: (i) the audited balance sheet of the Company on a consolidated basis as of December 31, 1994 and the unaudited balance sheet of the Company on a consolidated basis as of August 31, 1995, and (ii) the related consolidated statements of income, changes in stockholders' equity and cash flow for the related annual and eight month periods ended December 31, 1994 and August 31, 1995, respectively.

     (b) To the Minority Shareholders' actual or constructive knowledge, the Financial Statements: (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of interim financial statements to normal recurring year-end adjustments and accruals and the omission of certain footnote disclosures; (ii) present fairly the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements; and (iii) are true, complete and correct in all material respects. Copies of the Financial Statements have been delivered by the Minority Shareholders to GTSD.

     SECTION 2.8  NO UNDISCLOSED LIABILITIES.

     Except as set forth on SCHEDULE 2.8 attached hereto, the Company does not have any liabilities or obligations of any nature (whether known or unknown, matured or unmatured, disputed or undisputed, liquidated or unliquidated, fixed or contingent, secured or unsecured) except for (i) liabilities or obligations reflected or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business (which shall include the current liabilities listed on SCHEDULE 2.8A attached hereto which were incurred during the shutdown of the Company's operations) since the respective dates thereof and (iii) liabilities required to be paid or funded by Bird as contemplated by the Bird Letter of Intent.

     SECTION 2.9  ABSENCE OF CERTAIN CHANGES, EVENTS OR CONDITIONS.

     To the Minority Shareholders' knowledge, except as set forth in SCHEDULE
2.9 attached hereto, since August 31, 1995:

     (a) the Company has not incurred any debt, obligation or liability except for normal debts, obligations and liabilities incurred in the ordinary course of business (which shall include the current liabilities listed on SCHEDULE 2.8A attached hereto which were incurred during the shutdown of the Company's operations) and except for advances from Bird to cover shortages of working capital and the Company Assets have not been subjected to any Liens other than Permitted Liens and those liens described on SCHEDULE 2.9(a) attached hereto;

     (b)  no material Company Assets have been sold or transferred;

     (c) there has not been any change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (d) there has not been any payment by the Company of any bonuses or other compensation (other than salaries)and there has not been any increase of any salaries by the Company, to any stockholder, director, officer, or employee (except in the ordinary course of business) or entry into any employment, severance, or similar contract or agreement with any director, officer or employee;

     (e) there has not been any damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Company taken as a whole; and

     (f) no agreements have been entered into, whether in writing or otherwise, to take any of the actions set forth in this Section 2.9.

     SECTION 2.10  LITIGATION AND OTHER PROCEEDINGS.

     (a) Except as set forth on SCHEDULE 2.10 attached hereto, there is no litigation, arbitration, mediation, or other investigation or proceeding pending nor, to the Minority Shareholders' knowledge, threatened, against or relating to the Company, the Company Assets, the Company's Business, or the transactions contemplated by this Agreement. Except as disclosed on SCHEDULE
2.10 attached hereto, the Company is not subject to, or bound by, any order of any court or Applicable Authority entered in any judicial, administrative or other proceeding to which it is or was a party. Except as set forth on
SCHEDULE 2.10 attached hereto, no matter set forth on SCHEDULE 2.10 attached hereto would, if adversely decided, have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of the Company.

     (b) There is no litigation, arbitration, mediation, or other investigation or proceeding pending nor, to the Minority Shareholders' knowledge, threatened, against or relating to any of the Minority Shareholders which seeks to prohibit, restrict or delay performance of this Agreement and there is no judgment, decree, injunction, ruling or order of any Court, Applicable Authority or arbitrator outstanding against any of the Minority Shareholders having any such effect.

     SECTION 2.11  LICENSES AND APPROVALS.

     Attached hereto as SCHEDULE 2.11 is a complete and accurate list of all of the Licenses and Approvals held by the Company. The Company has provided GTSD with true, correct and complete copies of all of the Licenses and Approvals or given GTSD access thereto. To the Minority Shareholders' actual or constructive knowledge, the Company owns or possesses and holds free from restrictions or conflicts with the rights of others all franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), and all rights and privileges with respect to the foregoing, as are necessary for the conduct of its business as now being conducted, and as proposed to be conducted, except where the failure to own or possess and hold such franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise) would not have a Material Adverse Effect. All of the Licenses and Approvals are in full force and effect and the Company is not in violation with respect to any of them. To the Minority Shareholders actual or constructive knowledge, no proceedings are pending or, to the Minority Shareholders' knowledge, threatened by any Applicable Authority to revoke or limit the scope of any of the Licenses and Approvals. Except as noted on SCHEDULE 2.11 attached hereto, none of the Licenses and Approvals would be rendered ineffective or be required to be reissued as a result of the consummation of the transactions contemplated hereby or by the transactions contemplated by the Stock Purchase Agreement, except if such Licenses and Approvals would be rendered ineffective or be required to be reissued as a result of actions within the exclusive control of GTSD or its Affiliates.

     SECTION 2.12  LEGAL COMPLIANCE.

     Except as set forth on SCHEDULE 2.12 attached hereto and except for matters covered by Sections 2.15, 2.16 and 2.20 hereto (which matters are addressed exclusively in such respective sections), to the Minority Shareholders' knowledge, the Company's Business is being conducted in compliance with all Applicable Laws and neither the Company nor any of the Minority Shareholders has received notice from any Applicable Authority that the Company, the Company's Business or the Company Assets is not in compliance with any Applicable Laws.

     SECTION 2.13  MATERIAL CONTRACTS AND AGREEMENTS.

     Listed on SCHEDULE 2.13 is a listing of all material, executory contracts, agreements, leases, indentures or instruments of the Company. With respect to such material contracts, agreements, leases, indentures or instruments of the Company, the Company and, to the Minority Shareholders' knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default, in any material respect, (with due notice or lapse of time or both) under any material contract, agreement, indenture or other instrument now in effect to which the Company is a party or by which it or its property may be bound. The Minority Shareholders have no knowledge of any breach and have received no written notice of any anticipated breach by the other party to any material contract or commitment to which the Company is a party. To the

Minority Shareholders' actual or constructive knowledge, except as noted on
SCHEDULE 2.13 attached hereto, none of the Company's material contracts or agreements constitute a Restricted Agreement or would require the consent or approval of any party thereto, other than Company, or the consent or approval of any third party in connection with the consummation of the transactions contemplated hereby and by the Stock Purchase Agreement.

     SECTION 2.14  TITLE MATTERS.

     The Company has good and marketable title to the Company Assets owned by it, free and clear of all Liens except Permitted Liens and certain subsurface rights (the "Subsurface Rights") to the Company's real property. The Subsurface Rights will not in any material way adversely affect the Company's use or enjoyment of its real property and will not in any material way adversely affect the Company's operations. The Company does not lease any real property. None of the Properties owned by the Company is subject to any Liens (excluding Permitted Liens) which could reasonably be expected to materially and adversely affect the assets, Properties, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

     SECTION 2.15  LABOR MATTERS.

     To the Minority Shareholders' knowledge, the Company has complied in all material respects with all applicable federal and state laws relating to the employment of labor including the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and taxes and is not liable for any arrears of wages or any tax or any penalty for failure to comply with any of the foregoing. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind which has affected or may affect the Company has occurred since the inception of the Company or, to the Minority Shareholders' knowledge, is currently pending or threatened. Each Minority Shareholder represents severally (and not jointly and severally) that he has no knowledge of any managerial or supervisory employees of Company who are planning or intend to terminate their relationship with the Company or do not intend to continue in the employ of the Company (other than as a result of normal retirement) from and after the date hereof.

     SECTION 2.16  EMPLOYEE BENEFIT PLANS AND WORKERS' COMPENSATION MATTERS.

     (a) The Minority Shareholders have provided to GTSD copies of all of the Company's employee benefit plans currently in effect and, to the Minority Shareholders' knowledge, such employee benefit plans comply in all material respects with all applicable laws relating thereto.

     (b) SCHEDULE 2.16 attached hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three fiscal years.

     SECTION 2.17  INSURANCE.

     To the Minority Shareholders' knowledge, the Company maintains and has maintained all such general liability, pollution liability, product liability, fire, casualty and motor vehicle insurance as is necessary to adequately insure and protect the property and assets of the Company. To the Minority Shareholders' knowledge, all such insurance policies continue to be in full force and effect, and the Company is in compliance with all requirements and provisions thereof. True and correct copies of all insurance policies relating to such coverage have been provided by the Company or the Minority Shareholders to GTSD. To the Minority Shareholders' knowledge, no notice of cancellation has been given to or received by the Company with respect to any of its insurance policies, and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements. The Company has posted all completion performance and other bonds and indemnities, if any, required for all current projects and for the conduct of its business in the ordinary course. The Minority Shareholders have provided GTSD with a list of all property damage and personal injury claims asserted against the Company with respect to the Company's Business during the past five (5) years involving any claim in excess of $10,000. To the Minority Shareholders' knowledge, the Company has not received any notice from any insurance company or insurance board of underwriters of the existence of any default or unsafe condition with respect to the Property that remains unsatisfied or uncured as of the date hereof.

     SECTION 2.18  CONDITION OF COMPANY ASSETS.

     (a) The Company Assets include all assets, properties, licenses and other agreements necessary for the continued conduct of Company's Business after the execution of this Agreement and the closing of the transactions contemplated by the Stock Purchase Agreement in substantially the same manner as conducted prior thereto.

     (b) The Company or the Minority Shareholders have delivered to GTSD a complete and accurate list of all of the Tangible Operating Assets of the Company. All of the Tangible Operating Assets were in good operating condition, normal wear and tear excepted at the time of the shutdown of the Company's operations, except for repairs and capital expenditures contemplated by SCHEDULE 4.7 hereto, and were in a condition which was adequate for the conduct of the Company's Business. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE II, NEITHER THE COMPANY NOR ANY MINORITY SHAREHOLDER MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY'S TANGIBLE OPERATING ASSETS, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, ALL SUCH EXPRESS OR IMPLIED WARRANTIES (OTHER THAN THOSE SET FORTH IN THIS ARTICLE II) BEING HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

     SECTION 2.19  INTELLECTUAL PROPERTY.

     (a) SCHEDULE 2.19 hereto contains a complete and accurate list of all patents, trademarks, servicemarks and copyrights (registered or unregistered), trade names, assumed names, brand names, licenses and all applications therefor, owned, used or filed by the Company. The Company has sufficient trademarks, trade names, service marks, patent rights, copyrights, manufacturing processes, formulae, applications, trade secrets, know how, licenses, approvals and governmental authorizations (or rights thereto)(collectively, the "Intellectual Property") to conduct its business as conducted prior to the shutdown of the Company's operations. Except as set forth in SCHEDULE 2.19 attached hereto, the patents, trademarks and the copyrights that constitute Intellectual Property are valid, subsisting and enforceable, and the patents, registered trademarks and registered copyrights are duly recorded in the name of Company.

     (b) The Company has the sole and exclusive ownership and right, free from any Liens, to use the Intellectual Property and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in SCHEDULE 2.19 attached hereto, within the last five years, no claims have been asserted by any entity or person with respect to, or challenging or questioning, the ownership, validity, enforceability or use of the Intellectual Property. The use or other exploitation of such Intellectual Property by the Company does not infringe the rights of any other entity or person. To the Minority Shareholders' knowledge, no entity or person is infringing the rights of the Company with respect to such Intellectual Property. SCHEDULE 2.19 attached hereto sets forth a complete and accurate list of all license agreements between Company and third-parties with respect to the use of the Intellectual Property.

     SECTION 2.20  ENVIRONMENTAL MATTERS.

     (a) As used in this Environmental Matters Section, the following terms shall have the definitions indicated:

          (i) "Company's Properties" means any real property or facility currently owned, leased or operated by the Company or previously owned, leased or operated by the Company or any predecessor thereto.

          (ii) "Environmental Law" means any statute, regulation, rule, code, common law, order or judgment of any applicable federal, state, local or foreign jurisdiction relating to pollution, hazardous substances, hazardous wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including, by way of example and not by way of limitation, the Clean Air Act ("CAA"); Clean Water Act ("CWA"); Resource Conservation and Recovery Act ("RCRA"); Comprehensive Environmental Response Compensation, and Liability Act ("CERCLA"); Emergency Planning and Community Right-to-Know Act ("EPCRA"); Federal Insecticide, Fungicide and Rodenticide Act; Safe Drinking Water Act ("SDWA"); Toxic Substances Control Act ("TSCA"); Hazardous Materials Transportation

Act ("HMTA"); Occupational Safety and Health Act ("OSHA"); and Endangered Species Act of 1973, each as currently amended;

          (iii) "Regulated Substances" means any substance regulated under Environmental Laws, including but not limited to: asbestos and asbestos-containing materials ("ACMs"), polychlorinated biphenyls ("PCBs"); urea-formaldehyde in any of its forms; petroleum and its fractions; radioactive materials; and any substances defined as "hazardous waste," "hazardous substances," "pollutants or contaminants," "toxic substances," "hazardous chemicals," "hazardous air pollutants," "toxic chemicals" or "hazardous materials" under the CAA, CWA, RCRA, CERCLA, EPCRA, SDWA, TSCA, HMTA or OSHA.

          (iii)  "Environmental Condition" means

               (a) the Release of any Regulated Substances into the environment in an amount and under circumstances that would require notice, removal or remediation, or constitute a basis for a claim or cause of action;

               (b) the environmental, health or safety aspects of the transportation, storage, treatment, handling, use or disposal of materials in connection with the operations or past operations of the Company's business; or

               (c) the violation, or alleged violation, of any Environmental Law, order, permit or license of or from any governmental authority, agency or court relating to environmental, health or safety matters; and

          (iv) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Regulated Substance, other than pursuant to a permit therefor or in an amount or under circumstances which would not have required notice, removal or remediation.

     (b)  To the actual or constructive knowledge of the Minority
Shareholders, except as set forth in SCHEDULE 2.20, there has been no Release at, on, under or from any of the Company's Properties that would have a Material Adverse Effect.

     (c) To the actual or constructive knowledge of the Minority Shareholders, except as set forth on SCHEDULE 2.20, there has been no Release at, on, under or from any of the Company's Properties that has migrated or threatens to migrate onto or under any properties of a third party and that would have a Material Adverse Effect, and, to the Minority Shareholders' knowledge, except as set forth on SCHEDULE 2.20 there has been no Release at, on, under or from any nearby properties that has migrated or threatens to migrate onto or under the Company's Properties and that would have a Material Adverse Effect.

     (d)  To the actual or constructive knowledge of the Minority
Shareholders, no PCBs, asbestos or ACMs, urea-formaldehyde or unpermitted radioactive materials are located on the Company's Properties the presence or removal of which would have a Material Adverse Effect.

     (e) To the actual or constructive knowledge of the Minority Shareholders and except as set forth in SCHEDULE 2.20, no storage tanks, underground or otherwise, are or have been located on any of the Company's Properties. To the knowledge of the Minority Shareholders, none of the storage tanks set forth in SCHEDULE 2.20 is leaking or has ever leaked regulated substances, or quantities thereof, that would have a Material Adverse Effect.

     (f) To the actual or constructive knowledge of the Minority Shareholders, and except as set forth in SCHEDULE 2.20, the Company has complied with all Environmental Laws with respect to any operations now or previously conducted by the Company, except for matters of non-compliance that would not have a Material Adverse Effect. To the actual or constructive knowledge of the Minority Shareholders, and except as set forth in SCHEDULE 2.20, the Company has no existing or potential liability under any Environmental Laws that would have a Material Adverse Effect.

     (g) To the actual or constructive knowledge of the Minority Shareholders, and except as set forth in SCHEDULE 2.20, the Company has not received any notice, letter, citation, order, warning, complaint, inquiry, information request or demand that remains unresolved alleging that: (i) it has violated or is in violation of any Environmental Law; (ii) there has been a Release at or from the Company's Properties, or any property where the company's wastes or products have been sent; or (iii) it may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release, except with respect to each of the foregoing clauses
(i) through and including (iii), matters that would not have a Material Adverse Effect.

     (h) To the knowledge of the Minority Shareholders, no other party has received any notice, demand, suit, inquiry or information request pursuant to CERCLA or any comparable state law relating to the Company, the Company's Properties or any property where the Company's wastes or products have been sent.

     (i) None of the Company's Properties is listed on any regulatory list of contaminated properties, including but not limited to the National Priorities List promulgated pursuant to CERCLA, the CERCLIS or any federal, state or local counterpart.

     (j) To the actual or constructive knowledge of the Minority Shareholders, the Company has secured and maintains all permits, licenses, approvals and registrations required by any Environmental Law as a result of the ownership or use of the Company's Properties or as a result of the operations on the Company's Properties, except for those which if not held by the Company would not have a Material Adverse Effect and except for permits for work to be commenced as contemplated by SCHEDULE 4.7 hereto.

     (k) The Company has disclosed, prior to the date of this Agreement, its waste practices, its use of Regulated Substances and has disclosed all reports, audits assessments, studies, inspections, evaluations, surveys, remedial action plans or other similar documents relating to any Environmental Condition material to the Company's Properties or operations.

     (l) To the actual or constructive knowledge of the Minority Shareholders, and except as set forth in SCHEDULE 2.20, no location to which the Company transported or caused to be transported any Regulated Substances for storage, recycling, treatment or disposal is or has been the subject of any cleanup or remediation of such location pursuant to any Environmental Law that would have a Material Adverse Effect.

     (m) To the actual or constructive knowledge of the Minority Shareholders, the Company's Properties are not subject to any Lien in favor of any governmental entity or other party for any liability, costs, or damages incurred by such governmental entity or other party in response to a Release, except for Permitted Liens and Liens that would not have a Material Adverse Effect.

     SECTION 2.21  CUSTOMERS AND SUPPLIERS.

     The Company or the Minority Shareholders have delivered to GTSD a complete and accurate list of the Company's ten largest customers and suppliers (measured by dollar volume of purchases and sales, as applicable) and the dollar amount of the Company's Business which each customer and supplier represented during the fiscal year ended 1994 and the eight months ended August 31, 1995. Neither the Company nor any of the Minority Shareholders has received any oral or written notice that any such supplier or any customer of Company does not plan to continue to do business with Company, or plans to reduce its supplies to or volume of orders from the Company or will not do business on substantially the same terms and conditions with the Company subsequent to the date hereof and following the closing of the transactions contemplated by the Stock Purchase Agreement as such supplier or customer did with the Company before such date.

     SECTION 2.22  ACCOUNTS RECEIVABLE.

     All accounts receivable of the Company that are reflected in the Financial Statements (the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the date hereof, the Accounts Receivable are or will be as of the date hereof current and collectible net of the respective reserves shown in the Financial Statements (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it becomes due and payable.

     SECTION 2.23  NO MATERIAL ADVERSE CHANGE.

     Since August 31, 1995, there has not been any material adverse change in the Company Assets or the Company's financial condition, customer or business prospects other than changes resulting from the shutdown or suspension of operations of the Company as described in the Minority Shareholders Letter of Intent.

     SECTION 2.24  BOOKS AND RECORDS.

     To the knowledge of the Minority Shareholders, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to GTSD, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of substantially all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. All of such books and records are in the possession of the Company or Bird.

     SECTION 2.25  DISASTER.

     Neither the Company's Business nor the Property is currently affected (or has been affected at any time since August 31, 1995) by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), of a kind which (individually or in the aggregate) has, or could have, a Material Adverse Effect.

     SECTION 2.26  NO BURDENSOME AGREEMENTS; TRANSACTIONS WITH AFFILIATES.

     To the Minority Shareholders' knowledge, except as disclosed on SCHEDULE 2.26, the Company is not a party to, or bound by (nor is any of its properties affected by), any commitment, contract or agreement, any term of which materially adversely affects, or which the Company expects in the future to materially adversely affect, the assets, properties, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. Except as disclosed on SCHEDULE 2.26, the Company is not a party to any contract or agreement with any Affiliate of the Company or with any of the Minority Shareholders. The terms of any contracts or agreements between the Company and any of its Affiliates or any of the Minority Shareholders are no less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate or Minority Shareholder.

     SECTION 2.27  DUE DILIGENCE REVIEW.

     The Company and the Minority Shareholders have made available for GTSD's review all information reasonably requested by GTSD in connection with GTSD's due diligence examination.

     SECTION 2.28  DISCLOSURE.

     All agreements, schedules, exhibits, documents, certificates, reports or written statements furnished to GTSD by or on behalf of the Company or the Minority Shareholders in connection with this Agreement or the transactions contemplated hereby, taken as a whole, are true, complete and accurate in all respects, and no representation or warranty made in this Agreement or information furnished pursuant hereto to GTSD (including information contained in the schedules or documents referred to herein), when taken as a whole, contains any untrue statement of a material fact or fails to include a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. Neither the Company nor any Minority Shareholder has failed to disclose to GTSD any facts material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of the Company, the Company's Business or the Company Assets.

      ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF GTSD AND GTSD SUB

     GTSD and GTSD Sub hereby jointly and severally represents and warrants to each of the Minority Shareholders as of the date hereof as follows:

     SECTION 3.1  ORGANIZATIONAL MATTERS; AUTHORITY.

     (a) GTSD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GTSD Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     (b) GTSD and GTSD Sub have all requisite corporate power and authority to execute, deliver and perform this Agreement and each of the instruments, documents, and agreements contemplated herein to be executed and delivered by GTSD and GTSD Sub pursuant to this Agreement to which each is a party to (collectively, the "GTSD Instruments"). The execution, delivery and performance of this Agreement and of the GTSD Instruments by GTSD and GTSD Sub have been duly authorized and approved by all necessary corporate action and this Agreement and the GTSD Instruments, when duly executed and delivered by GTSD and GTSD Sub, as applicable, will constitute valid and legally binding obligations of GTSD and GTSD Sub, as applicable, enforceable against each that is a party thereto in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

     SECTION 3.2  NO CONFLICTS.

     Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby or under any of the GTSD Instruments will: (a) with or without notice or the passage of time or both, result in any violation, termination or modification of, or be in conflict with, (i) the Organizational Documents of GTSD or GTSD Sub, (ii) any law, rule, regulation, ordinance, writ, injunction, judgment, decree or order applicable to GTSD or GTSD Sub, or (iii) any material loan agreement, indenture, license, lease or other contract or instrument, (b) result in the creation of any Lien upon the property or assets of GTSD or GTSD Sub or in the acceleration of any indebtedness or other obligation of GTSD or GTSD Sub; or (c) require the filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any Applicable Authority, excluding, those that have already been obtained prior to the date hereof.

     SECTION 3.3  LITIGATION.

     There is no litigation, arbitration, mediation, or other investigation or proceeding pending or, to GTSD's and GTSD Sub's knowledge, threatened or in prospect, against GTSD or GTSD Sub with respect to the transactions contemplated by this Agreement.

     SECTION 3.4  ACCESS TO INFORMATION.

     GTSD and GTSD Sub hereby acknowledge and represent that they have been afforded the opportunity to ask questions of, and receive information from, the Minority Shareholders and the Company, and have availed themselves of the opportunity to do so to the extent they so desired. As contemplated by the Minority Shareholders Letter of Intent, GTSD and GTSD Sub acknowledge and agree that they have been given the opportunity to conduct a comprehensive due diligence review of the business and operations of the Company, including aspects of environmental compliance by the Company and such other due diligence inquiries with respect to the Company, the Company's Business, the Company Assets and the Minority Shareholders as they have deemed necessary in connection with the transactions contemplated by this Agreement. This
Section 3.4 shall in no way act as a waiver to, or diminish or adversely effect, the rights of GTSD or GTSD Sub to indemnification for a breach of the representations and warranties contained in Article II by the Minority Shareholders.

     SECTION 3.5  DISCLOSURE OF CURRENT MATERIAL PLANS.

     Neither GTSD nor GTSD Sub have any plans to terminate, for any reason whatsoever, any Minority Shareholder from any position as an officer, director, or employee of the Company held by him pursuant to his Employment Agreement with the Company executed contemporaneously herewith. GTSD has disclosed to, or discussed with, the Minority Shareholders all present plans and proposals for material changes in the business, operations and personnel of the Company following the execution and delivery of this Agreement. Neither

GTSD nor GTSD Sub have, or are considering, any plans or proposals for the Company to enter into any contract or arrangement (other than this Agreement) with GTSD, GTSD Sub or any of their respective Affiliates other than contracts or arrangements with terms no less favorable to the Company than could be obtained at the time from an unaffiliated third party.

     SECTION 3.6  DISCLOSURE OF CERTAIN FINANCIAL INFORMATION.

     The balance sheet of GTSD on a consolidated basis as of September 30, 1995 and the related consolidated statements of income, changes in stockholders equity and cash flow for the nine and three month periods ended September 30, 1995 contained in GTSD's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject to normal recurring year-end adjustments and accruals and the omission of certain footnote disclosure, (ii) present fairly the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements and (iii) are true, complete and correct in all material respects.

                 ARTICLE IV:  COVENANTS AND OTHER AGREEMENTS

     SECTION 4.1  CONSENTS; CAUSE CONDITIONS TO BE SATISFIED.

     The Company and the Minority Shareholders agree to take all necessary corporate or other action, and will use their reasonable best efforts to complete all filings and obtain, or assist GTSD and GTSD Sub in obtaining, such licenses, permits, consents, waivers, approvals, and authorizations of third parties and Applicable Authorities as may be necessary or appropriate in connection with the transactions contemplated by the Stock Purchase Agreement and the ownership or use of the Company Assets or the operation of the Company's Business.

     SECTION 4.2  NON-INTERFERENCE AGREEMENT.

     GTSD, GTSD Sub and the Minority Shareholders mutually covenant and agree that neither they nor any Affiliate of any of them will, at any time after the date hereof, directly or indirectly, for whatever reason, whether for their own account or for the account of any other person, firm, corporation or other organization: (i) solicit, deal with or otherwise interfere with any of the Company's Business or Company's existing or potential contracts or relationships with any affiliate, employee, officer, director or any independent contractor whether or not the person is employed by or associated with the Company on the date hereof or at any time thereafter; (ii) solicit, accept, deal with or otherwise interfere with the continuance of supplies to the Company (or the terms relating to such supplies), from any suppliers who have been supplying goods, materials or services to the Company at any time during the last five years prior to the date of this Agreement; (iii) solicit, accept, deal with or otherwise interfere with the Company's Business or Company's existing or potential contracts or relationships with any independent contractor, customer, client or consultant of the Company, or any person who is a bona fide or prospective independent contractor, customer, client or consultant thereof; or (iv) solicit or otherwise interfere with any existing or proposed contract between the Company and any other party whatsoever. Notwithstanding anything herein to the contrary, GTSD or its officers, directors, employees, agents or Affiliates may call on, deal with and conduct business with the Company's customers, clients, suppliers, vendors, consultants or independent contractors in connection with GTSD's or its Affiliates' business without violating the terms of this Section 4.2, provided that such dealings do not have a Material Adverse Effect on the Company.

     SECTION 4.3  CONFIDENTIALITY.

     (a) The Minority Shareholders agree that, as the direct and indirect owners of Stock of the Company and as a result of their involvement with the Company, they possess certain data and knowledge of the operations of the Company which are proprietary in nature and confidential. Each Minority Shareholder covenants and agrees that he will not, at any time that he owns Stock of the Company and for a period of three (3) years thereafter, reveal, divulge or make known to any person (other than GTSD) or use for his own account or for the account of any person, firm, corporation or other organization, any confidential or proprietary information, method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by the Company, or any other confidential or proprietary information whatsoever relating to the Company or its Affiliates, whether or not obtained with the knowledge and permission of GTSD or its Affiliates.

     (b) GTSD and GTSD Sub agree that, as the indirect and direct owners of Stock of the Company and as a result of their involvement with the Company, they possess certain data and knowledge of the operations of the Company which are proprietary in nature and confidential. GTSD and GTSD Sub covenant and agree that they will not, until the earlier of (i) the termination of this Agreement and (ii) GTSD or any Affiliate no longer owns Stock of the Company and any non-compete period applicable to GTSD or any Affiliate resulting from the sale of the Stock to a third party has expired, reveal, divulge or make known to any person (other than the Minority Shareholders) or use for its own account or for the account of any person, firm, corporation or other organization, any confidential or proprietary information, method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by the Company or its Affiliates, whether or not obtained with the knowledge of the Minority Shareholders. Notwithstanding anything herein to the contrary, GTSD or its Affiliates may use such confidential or proprietary data provided such use does not have a Material Adverse Effect on the Company.

     (c) The foregoing provisions shall not be applicable to any disclosure or use of confidential information or knowledge that can be demonstrated to have (i) been publicly known prior to the date of this Agreement, (ii) become well known by publication or otherwise not due to the unauthorized act or omission on the part of GTSD, GTSD Sub or the Minority Shareholders or their Affiliates, or (iii) been supplied to either the Minority Shareholders, GTSD or GTSD Sub by a third party without violation of the rights of the Company, GTSD, GTSD Sub, the Minority Shareholders or any other party, as applicable.

     SECTION 4.4  RELEASE FROM LIABILITY.

     The Minority Shareholders hereby covenant and agree to release (i) the Company, GTSD and GTSD's Affiliates from any and all obligations and liabilities in connection with the Bird Instruments, the License Agreement between J. Hogan and the Company dated April 1, 1993, the Employment Letter between the Company and M. Hogan dated August 9, 1991, and the Employment Letter between the Company and B. Hogan dated July 1, 1994, payment of severance benefits to any of the Minority Shareholders, whether arising under such individual's current employment agreements and arrangements with the Company, Bird, BETI, or any other subsidiary of Bird, or otherwise, which liabilities or obligation arise as a result of or in connection with the transactions contemplated by the Stock Purchase Agreement and (ii) GTSD and GTSD's Affiliates (other than the Company) from any and all other obligations or liabilities except for obligations or liabilities arising from the terms and conditions of this Agreement and the other Minority Shareholders Agreements. The Minority Shareholders hereby acknowledge and agree that the only of obligations or liabilities of GTSD and its Affiliates (other than the Company) to the Minority Shareholders are those that arise from the terms and conditions of this Agreement and the other Minority Shareholder Agreements.

     SECTION 4.5  TERMINATION OF CERTAIN AGREEMENTS.

     The Minority Shareholders covenant and agree that contemporaneous with the execution and delivery of this Agreement, they will have terminated the Bird Instruments, the License Agreement between J. Hogan and the Company dated April 1, 1993, the Employment Letter between the Company and M. Hogan dated August 9, 1991 and the Employment Letter between the Company and B. Hogan dated July 1, 1994 and hereby covenant and agree to release the Company, GTSD and its Affiliates from any and all obligations and liabilities under such agreements.

     SECTION 4.6  VOTE STOCK ON CERTAIN MATTERS.

     (a) Contemporaneous with the execution and delivery of this Agreement, GTSD Sub and the Minority Shareholders agree to vote the shares of Stock owned by them, or to sign a consent of stockholders of the Company, to convert the Company to a corporation incorporated under the laws of the State Maryland, to merge the Company into a newly formed Maryland corporation to accomplish the same result (provided that the stock ownership of the Minority Shareholders shall be the same in such new corporation) or take any other action to cause the Company to be incorporated in, and governed by the corporate laws of, the State of Maryland provided that the Company's Organizational Documents following such reincorporation or merger are substantially in the form of those included in APPENDIX II hereto.

     (b) GTSD, GTSD Sub and the Minority Shareholders agree that following the merger of the Company into the newly formed Maryland corporation as contemplated by Section 4.6(a), this Agreement shall survive such merger, shall be in full force and effect thereafter and the newly formed Maryland corporation into which the Company is merged shall by virtue of such merger become a party to this Agreement and assume all of the rights, liabilities and obligations of the Company under this Agreement.

     SECTION 4.7  INVESTMENT BY GTSD IN COMPANY.

     GTSD Sub hereby covenants and agrees to invest funds in the Company for capital improvements and start-up expenses, as required, in accordance with
SCHEDULE 4.7 attached hereto. GTSD Sub will also invest funds in the Company for ongoing operations or working capital, as needed, to fund the growth of the business in accordance with SCHEDULE 4.7, but GTSD Sub may, in its sole discretion, decline to provide the specified funds for ongoing operations or working capital per SCHEDULE 4.7 if the Company has incurred a net loss during any twelve (12) month period following commencement of the Company's operations. The investment by GTSD Sub in the Company will be in the form of preferred stock of the Company having the relative rights, designations and preferences as described in APPENDIX II hereto (the "Preferred Stock"). In the event that GTSD Sub provides funds to the Company in excess of the amounts specified in SCHEDULE 4.7 due to the fact that such amounts were underestimated, such additional investment by GTSD Sub will take the form of additional shares of Preferred Stock. All obligations to invest funds by GTSD Sub in the Company pursuant to this Section 4.7 shall be guaranteed by GTSD.

     SECTION 4.8  WILLINGNESS AND ABILITY TO PERFORM COVENANTS.

     None of the parties hereto are, or will become, parties to any commitment, contract or agreement other arrangement any term of which materially adversely affects or which could reasonably be expected to materially adversely affect, the willingness or ability of such party to perform its respective obligations under this Agreement or contemplated hereby.

     SECTION 4.9  GOOD FAITH PERFORMANCE IN THE FUTURE.

     Each of the parties hereto hereby covenants and agrees to perform its respective obligations under this Agreement, and to cause the business and affairs of the Company to be conducted (insofar as it is within its control), in good faith and without oppression so as not to deprive any of the other parties hereto of the reasonable benefits of this Agreement or of their
reasonable expectations as stockholders of the Company.   GTSD and GTSD Sub
further covenant and agree that all contracts and other arrangements between the Company and

Affiliates of either of them will be disclosed to the Minority Shareholders prior to implementation or modification and, in any case, will be on terms no less favorable to the Company than would be available from unaffiliated third parties.

     SECTION 4.10  DUE DILIGENCE REPORT.

     GTSD and GTSD Sub covenant and agree that they have delivered, or made available, to the Minority Shareholders, a true and complete copy of the environmental report on the Company's Properties prepared by the environmental consultant retained by GTSD and the Minority Shareholders acknowledge that they have received such report.

     SECTION 4.11  GUARANTY AGREEMENT.

     GTSD covenants and agrees that contemporaneously with the execution and delivery of this Agreement it will also execute and deliver to the Minority Shareholders the Guaranty Agreement in the form attached hereto as SCHEDULE
4.11. GTSD hereby covenants and agrees to guarantee the payment of the Bonus Payments pursuant to the Employment Agreements, but only to the extent that GTSD or an Affiliate thereto, has received distributions from the Company (other than distributions for redemptions of Preferred Stock). Such guaranty will be reflected in the Guaranty Agreement.

     SECTION 4.12  MITIGATION OF INDEMNIFIED LOSSES.

     Each party hereto covenants and agrees that with respect to any Losses (as defined below) that it incurs for which it is entitled to indemnification pursuant to Article V hereto, it will use its best efforts to mitigate such Losses by pursuing valid claims against, or seeking recoveries from, appropriate third parties, and the amount of any recoveries by the party incurring such Loss shall reduce on a dollar for dollar basis the amount of the Loss for purposes of the indemnification pursuant to Article V.

     SECTION 4.13  SCHEDULE DISCLOSURES.

     The parties agree that any fact or circumstance disclosed in schedules to this Agreement as an exception to a particular representation or warranty shall also be deemed for all purposes to be a disclosed and agreed to exception with respect to any other representation or warranty herein to which the fact or circumstance disclosed may be deemed to be pertinent. The parties further agree that any disclosed exception to a particular representation or warranty in the Stock Purchase Agreement shall also constitute a disclosed and agreed to exception with respect to all representations or warranties in this Agreement to which the fact or circumstance disclosed in or in connection with the Stock Purchase Agreement may be deemed to be pertinent.

     SECTION 4.14  TAX SHARING ARRANGEMENT.

     GTSD covenants and agrees to enter into a tax sharing arrangement with the Company, reasonably acceptable to the Minority Shareholders, within a reasonable time following the date hereof, whereby GTSD would reimburse the Company for any tax benefits that it derives as a consolidated group from losses incurred by the Company.

                         ARTICLE V:  INDEMNIFICATION

     SECTION 5.1  INDEMNIFICATION BY THE MINORITY SHAREHOLDERS.

     The Minority Shareholders hereby jointly and severally covenant and agree to indemnify GTSD, GTSD Sub and their officers, directors, stockholders beneficially owning individually or as a group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) ten percent (10%) or more of the capital stock of GTSD (such person shall be referred to herein as a "Principal Stockholder"), and their respective successors and assigns and hold each of them harmless against and with respect to any and all liabilities, losses, damages, claims, deficiencies, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by them, (hereinafter, a "Loss"), arising out of or resulting from:

     (a) the breach of any representation or warranty by the Minority Shareholders contained herein or in any document delivered hereunder; or

     (b)  the breach of any covenant or agreement by the Minority
Shareholders contained herein.

     Notwithstanding the foregoing, the Minority Shareholders hereby jointly and severally covenant and agree to indemnify the indemnified parties specified in this Section 5.1 and their respective successors and assigns and hold each of them harmless against and with respect to 75% of any Losses arising out of or resulting from the breach of any representation or warranty contained in Sections 2.11, 2.18 and 2.20 hereto.

     SECTION 5.2  INDEMNIFICATION BY GTSD AND GTSD SUB.

     GTSD and GTSD Sub hereby jointly and severally covenant and agree to indemnify the Minority Shareholders and their successors and assigns and hold each of them harmless against and with respect to any and all Losses, arising out of or resulting from:

     (a) the breach of any representation or warranty by GTSD or GTSD Sub contained herein or in any document delivered hereunder; or

     (b) the breach of any covenant or agreement by GTSD or GTSD Sub contained herein or in any document delivered hereunder.

     SECTION 5.3  PROCEDURES FOR THIRD PARTY CLAIMS.

     Promptly after the assertion by any third party of any claim against any party entitled to be indemnified under this Article V (the "Indemnitee") that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Losses for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the other party or parties who has indemnified such Losses hereunder ("Indemnitor") a written notice describing such claim. Such Indemnitor may participate in and, at its option upon acknowledgment of Indemnitee's right to indemnification for such matter, assume the defense of the Indemnitee against such claim, including the employment of counsel, who shall be reasonably satisfactory to such Indemnitee. In such case, any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of the such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnitor or (iii) the named parties to any such action (including impleaded parties) include both such Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by Indemnitor's counsel that there may be conflicting interests between Indemnitee and the Indemnitor in the legal defense thereof. No Indemnitor shall be liable to indemnify any Indemnitee for any compromise or settlement of any such action or claim effected without the consent of the Indemnitor.

     SECTION 5.4  LIMITS FOR RECOVERY OF LOSSES.

     (a) Notwithstanding anything herein to the contrary, the Minority Shareholders, either individually or collectively, shall not be liable for any Losses of GTSD, GTSD Sub, their directors or officers or a Principal Stockholder of GTSD under this Article V unless and until the aggregate amount of all Losses hereunder by such persons collectively equals or exceeds $100,000, in which event the Minority Shareholders shall be jointly and severally liable (except as otherwise expressly provided herein) for all Losses in the aggregate greater than $100,000, subject to the limit provided in Section 5.4(b).

     (b) The limit for recovery of any Losses of GTSD, GTSD Sub, their directors or officers or a Principal Stockholder of GTSD under this Agreement shall be the amount of the Bonus Payments to which the Minority Shareholders are entitled, whether or not distributed, pursuant to their Employment Agreements in the case of M. Hogan, B. Hogan and Lucas and, in the case of J. Hogan, pursuant to his Agreement with the Company dated the date hereof and attached hereto as APPENDIX III.

     (c) In the event that the aggregate amount of Losses for which GTSD, GTSD Sub, their directors or officers or a Principal Stockholder of GTSD seeks indemnification hereunder exceeds the aggregate limit for recovery of such Losses pursuant to the preceding paragraph, then the put rights of the Minority Shareholders pursuant to Section 8.1 hereof shall be suspended until such time as GTSD or GTSD Sub, as applicable, has received distributions representing its share of the Company's profits, or there are sufficient lawful funds to make distributions representing its share of the Company's profits (in either case, in excess of any liquidation preference of the Preferred Stock) equal to the amount that the aggregate Losses of GTSD, GTSD Sub, their officers or directors or the Principal Stockholders of GTSD exceed the limit for recovery of such Losses pursuant to the preceding paragraph.

     (d) This Article V provides the sole and exclusive remedies of GTSD, GTSD Sub and their officers and directors and the Principal Stockholders of GTSD against the Minority Shareholders under this Agreement, except for equitable remedies that may be available.

     SECTION 5.5  WAIVER OF CONTRIBUTION.

     None of the Minority Shareholders shall have any right to seek contribution from the Company in the event that any of the Minority Shareholders is required to make any payments under this Article V.

     SECTION 5.6  HOLDBACK, RIGHT OF SETOFF.

     The Minority Shareholders agree that, upon a final, non-appealable adjudication or a final, non-appealable arbitrator's determination that the Minority Shareholders are liable for indemnity payments, the Company, GTSD or GTSD Sub may hold back and set off the amount of any claim made by such party against the Minority Shareholders under Article V of this Agreement against the amount that may otherwise be due to the Minority Shareholders as a Bonus Payment pursuant to their Employment Agreements in the case of M. Hogan, B. Hogan and Lucas and in the case of J. Hogan pursuant to his agreement with the Company attached hereto as APPENDIX III. GTSD and GTSD Sub agree that they will not seek or exercise any right to hold back or set off the amount of any claim against any Minority Shareholders for indemnity or for any other claim unless and until such liability of the Minority Shareholders to GTSD or GTSD Sub is determined by a final, non-appealable adjudication or arbitral award.

                             ARTICLE VI: SURVIVAL

     Except for actions based upon a claim of fraud (which shall survive without limitation), all representations and warranties made pursuant to or in connection with this Agreement shall survive the date hereof, but shall terminate two and one-half (2-1/2) years after the date hereof; provided, that there shall be no such termination with respect to any representation or warranty as to which a bona fide claim has been asserted in writing and on which a judicial or arbitration proceeding has been commenced prior to such date. All covenants and agreements of the parties contained (other than those in Articles II and III and unless expressly provided otherwise) shall survive and terminate in accordance with Article X.

         ARTICLE VII:  RESTRICTIONS ON TRANSFER; VOLUNTARY TRANSFER;
                              INVOLUNTARY TRANSFER

     SECTION 7.1  RESTRICTIONS ON TRANSFER.

     Except as provided under Section 7.2 below, no Minority Shareholder shall sell, transfer, give, pledge, encumber or otherwise dispose of (a "Transfer") any Shares without the written consent of (i) the Company and
(ii) GTSD Sub, which consent may be withheld for any reason or for no reason, except in accordance with the terms of this Agreement, except for Permitted Transfers. Any attempted Transfer in violation of this Agreement shall be null and void and not recognized for any purpose. Notwithstanding anything contained herein to the contrary, no Shares may be transferred by the Minority Shareholders to any Person (including, without limitation, a trustee, grantor or beneficiary of any trust, or a proposed transferee under
Section 7.2 hereof) unless such person is or becomes a party to this Agreement by delivering a copy of this Agreement to the Company bearing the signature of such person on a counterpart signature page and agrees to be bound by all of the provisions of this Agreement.

     SECTION 7.2 RIGHT OF FIRST REFUSAL UPON VOLUNTARY TRANSFER OF SHARES BY MINORITY SHAREHOLDERS.

     A Minority Shareholder may Transfer his Shares without restriction provided that he has held the Shares for four (4) years from the date hereof and he complies with the provisions of this Section 7.2, or, if prior to four
(4) years from the date hereof, the Transfer is a Permitted Transfer. If a Minority Shareholder desires to Transfer all or any number of shares of Stock to any other party in a bona fide transaction other than a Permitted Transfer, such Minority Shareholder (a "Transferring Shareholder") shall be obligated to offer those Shares (the "Offered Shares") for purchase by the Company and GTSD Sub as hereinafter provided.

          (a) NOTICE OF TRANSFER. The Transferring Shareholder shall give written notice of the proposed Transfer (the "TRANSFER NOTICE") to the Company and GTSD Sub, stating the date the Transfer Notice is mailed or sent to the Company and GTSD Sub, the number of Offered Shares the Transferring Stockholder wishes to Transfer, the name and address of the proposed transferee, and, if the proposed transfer is a sale, the per-share price offered by the proposed transferee and the other terms of the transfer.

          (b) COMPANY'S OPTION TO PURCHASE. The Company may purchase all or any of the Offered Shares for the price and upon the other terms hereinafter provided by giving written notice to the Transferring Shareholder within twenty (20) days after the date of the Transfer Notice stating the number of Offered Shares which the Company desires to purchase.

          (c) GTSD SUB'S OPTION TO PURCHASE. (i) If any Offered Shares are not to be purchased by the Company pursuant to Section 7.2(b), GTSD Sub may purchase such Offered Shares for the price and upon the other terms hereinafter provided, by giving written notice to the Transferring Shareholder within thirty (30) days after the date of the Transfer Notice of the number of Offered Shares that GTSD Sub desires to purchase.

          (d) SALE TO THIRD PARTY. If all of the Offered Shares are not purchased by the Company and/or GTSD Sub pursuant to Sections 7.2(b) and (c) above, then the Transferring Shareholder may sell the Offered Shares to the proposed transferee upon terms and conditions no more favorable to the proposed transferee than those specified in the Transfer Notice, subject to the remaining provisions of this Agreement, including, without limitation, that the proposed transferee shall become a party to this Agreement.

          (e) REOFFER ON FAILURE TO SELL. If the Transferring Shareholder fails to consummate a Transfer to the proposed transferee within sixty (60) days after the expiration of GTSD Sub's option described in Section 7.2(c) above, then no sale or transfer of the Offered Shares may be made thereafter to the proposed transferee or to any other transferee without again complying with the provisions of this Section 7.2.

     SECTION 7.3  OPTION UPON INVOLUNTARY TRANSFER.

     If any shares of Stock are transferred by operation of law to any person other than the Company or GTSD Sub except by means of a Permitted Transfer, such transfer shall be deemed a Transfer. At such time as the Company has any written notice specifying such a Transfer, a Transfer Notice under
Section 7.2 hereof shall be deemed to have been given, the Company and GTSD Sub may purchase the Shares upon the same terms as set forth in Section 7.2. In the event of an involuntary Transfer pursuant to this Section 7.3, the purchase price for the shares of Stock so transferred shall be deemed to be the "fair market value" of such shares of Stock as determined in accordance with Section 8.3 below.

     SECTION 7.4  RIGHT OF FIRST OFFER UPON TRANSFER OF SHARES BY GTSD.

     GTSD Sub may Transfer its Shares without restriction provided that it has complied with the provisions of this Section 7.4. If GTSD Sub desires to Transfer all or any of its Shares, it shall be obligated to offer those Shares (the "Offered Shares") for purchase by the Minority Shareholders as hereinafter provided.

          (a) NOTICE OF TRANSFER. GTSD Sub shall give written notice of its desire to Transfer shares of Stock of the Company (the "GTSD TRANSFER NOTICE") to the Minority

Shareholders, stating the date the Transfer Notice is mailed or sent to the Minority Shareholders and the number of Shares that GTSD Sub desires to Transfer.

          (b) MINORITY SHAREHOLDERS OFFER TO PURCHASE. Any of the Minority Shareholders desiring to purchase all or any of the Shares offered by GTSD Sub shall submit to GTSD Sub a written offer specifying the number of Shares that it wishes to purchase, the purchase price for such shares and the terms of consideration if other than cash. Any Minority Shareholders desiring to offer to purchase the Shares of GTSD Sub must provide the written offer to GTSD Sub within thirty (30) days after the date of the GTSD Transfer Notice. GTSD Sub may, in its sole and absolute discretion, accept or reject any written offers received by any of the Minority Shareholders. In the event that GTSD Sub accepts any of the written offers of the Minority Shareholders, it shall provide written notice of its acceptance to such Minority Shareholder and the closing for the Transfer of the Shares pursuant to the terms of the offer shall occur within thirty (30) days of the written acceptance of the offer by GTSD Sub.

          (c) SALE TO THIRD PARTY. To the extent that GTSD Sub has not accepted any of the offers of the Minority Shareholders that may have been submitted pursuant to Section 7.4(b), GTSD Sub may freely Transfer the Shares of the Company to a third party provided that (i) such third party has agreed to become a party to this Agreement and (ii) either (x) such third party agrees to assume the obligations of GTSD and GTSD Sub hereunder, with the written consent of the Minority Shareholders, which consent will not be unreasonably withheld, it being agreed that the Minority Shareholders refusal to consent may be based on their reasonable assessment of the creditworthiness of such third party and the ability of such third party to perform its obligations under this Agreement or (y) GTSD reaffirms to the reasonable satisfaction of the Minority Shareholders that the GTSD Guaranty Agreement executed in connection herewith shall remain in effect, but shall by virtue of such affirmation be automatically modified to provide that (i) GTSD's liability to the Minority Shareholders is secondary to the liability of the transferee and (ii) the Minority Shareholders are required to pursue all legal and equitable remedies against such transferee prior to pursuing such remedies against GTSD.

          (d) REOFFER ON FAILURE TO SELL. If GTSD Sub fails to consummate a Transfer permitted by Section 7.4(c) to a third party within 180 days after the expiration of the offer period to the Minority Shareholders pursuant to
Section 7.4(b) above, then no Transfer of the Shares owned by GTSD Sub may be made thereafter to any third party without again complying with the provisions of this Section 7.4.

     SECTION 7.5  PERMITTED TRANSFERS.

     Notwithstanding anything in this Agreement to the contrary, each Minority Shareholder and subsequent transferees of Stock who acquired such shares in a Permitted Transfer (as defined below) shall be entitled to Transfer (whether voluntarily or by operation of law) any of such shares of Stock free of any restriction on Transfer or right of any other person to purchase such Stock provided that such Transfer is to the following classes of transferees
                                     -31-

("Permitted Transfers"): (a) another Minority Shareholder and to persons to whom such other Minority Shareholder could transfer his Shares in a Permitted Transfer, (b) a Minority Shareholder's parents, brothers, sisters, children, grandchildren and spouse provided that such Minority Shareholder (or other Minority Shareholders) retains the right to vote, or to control the vote of, the Shares so transferred by means of a proxy, voting trust or voting agreement to the reasonable satisfaction of GTSD and its counsel and (c) trusts, family partnerships or other entities the equity or beneficial ownership of which is held by, or for the benefit of, persons to whom the Minority Shareholder would be entitled to make a direct Transfer which would be considered a Permitted Transfer provided that such Minority Shareholder provided that such Minority Shareholder (or other Minority Shareholders) retains the right to vote, or to control the vote of, the Shares so transferred by means of a proxy, voting trust or voting agreement or by means of his position as trustee or otherwise to the reasonable satisfaction of GTSD and its counsel.

                       ARTICLE VIII:  BUYOUT PROVISIONS

     SECTION 8.1  PUT RIGHTS OF MINORITY SHAREHOLDERS.

          (a) After four (4) years from the date hereof, each of the Minority Shareholders shall have the right (but not the obligation) to sell, and GTSD Sub or the Company shall have the obligation to purchase, all of the Shares owned by each of the Minority Shareholders pursuant to the terms of this
Article VIII, provided that the Company has had cumulative net income during such four (4) year period of at least $4,650,000.

          (b) In the event that the employment of M. Hogan, B. Hogan or Lucas is terminated pursuant to Sections 4(a)(5) or 4(b)(1) of their respective Employment Agreements with the Company, then such individual shall have the right (but not the obligation) to sell, and GTSD Sub or the Company shall have the obligation to purchase, all of the Shares owned by such individual upon such individual's termination of employment.

          (c) In the event that the employment of both M. Hogan and B. Hogan are terminated pursuant to Sections 4(a)(5) or 4(b)(1) of their respective Employment Agreements with the Company, then each of the Minority Shareholders shall have the right (but not the obligation) to sell, and GTSD Sub or the Company shall have the obligation to purchase, all of the Shares owned by each of the Minority Shareholders upon M. Hogan's and B. Hogan's termination of employment.

          (d) In the event that the employment of M. Hogan or B. Hogan is terminated pursuant to Section 4(a)(4) of their respective Employment Agreements with the Company, then such individual shall have the right (but not the obligation) to sell, and GTSD Sub or the Company shall have the obligation to purchase, all of the Shares owned by such individual upon such individual's termination of employment, provided that the Company has had cumulative net income during such four (4) year period of at least $4,650,000.

          (e) In the event that the employment of both M. Hogan and B. Hogan are terminated pursuant to Section 4(a)(4) of their respective Employment Agreements with the Company, then each of the Minority Shareholders shall have the right (but not the obligation) to sell, and GTSD Sub or the Company shall have the obligation to purchase, all of the Shares owned by each of the Minority Shareholders upon M. Hogan's and B. Hogan's termination of employment, provided that the Company has had cumulative net income during such four (4) year period of at least $4,650,000.

          (f) The Minority Shareholders may exercise their right to sell pursuant to Sections 8.1(a), (b), (c), (d) or (e) above by delivering a written notice to the Company and GTSD Sub stating the number of Shares to be sold, which shall be on an all-or-nothing basis. The closing of any such sale and purchase shall take place no later than ninety (90) days after delivery of such notice to the Company and GTSD Sub.

          (g) Upon the exercise by any of the Minority Shareholders to sell their Shares pursuant to this Section 8.1, the Company and GTSD Sub will decide between themselves whether the Company or GTSD Sub shall purchase the shares being sold, provided that the obligation to purchase such Shares shall ultimately rest on GTSD Sub. GTSD will guarantee any and all of the payment obligations of the Company or GTSD Sub including the promissory notes to be issued pursuant to Section 8.4 below.

          (h) In the event that a Minority Shareholder exercises his put rights pursuant to this Section 8.1 by delivering written notice pursuant to
Section 8.1(f), he shall be obligated to sell and the Company or GTSD Sub shall be obligated to purchase such Shares pursuant to the terms of this
Article VIII.


     SECTION 8.2  CALL RIGHTS OF THE COMPANY AND GTSD SUB.

          (a) After six (6) years from the date hereof, unless accelerated pursuant to Section 8.2(b) below, the Company and GTSD Sub shall each have the right (but not the obligation) to purchase, and the Minority Shareholders shall have the obligation to sell, all of the Shares owned by each.

          (b) In the event that either (i) the net profit before taxes of the Company is less than the "Low Performance Case" Net Earnings Before Taxes included on Schedule A of the Employment Agreements during any two (2) consecutive years or (ii) the Company incurs a net loss in any of the first four (4) years following the execution of this Agreement, then the right of the Company or GTSD Sub to purchase the Shares of the Minority Shareholders pursuant to Section 8.2(a) shall be accelerated to any time after four (4) years from the date hereof.
                                     -33-

          (c) The Company or GTSD Sub may exercise their right to purchase pursuant to Sections 8.2(a) or (b) above by delivering a written notice to each of the Minority Shareholders stating the number of shares to be purchased from each such Minority Shareholder, which shall be on an all-or-nothing basis. The closing of any such purchase and sale shall take place no later than ninety (90) days after delivery of such notice to the Minority Shareholders.

          (d) The Company and GTSD Sub will decide between themselves whether the Company or GTSD Sub shall purchase the Shares pursuant to this
Section 8.2. GTSD will guarantee any and all of the payment obligations of the Company or GTSD Sub pursuant to this Section 8.2, including the promissory notes to be issued pursuant to Section 8.4 below.

          (e) In the event that either the Company or GTSD Sub exercises its call rights pursuant to this Section 8.2 by delivering written notice pursuant to Section 8.2(c), it shall be obligated to purchase and the Minority Shareholder shall be obligated to sell such Shares pursuant to the terms of this Article VIII.

          (f) Neither the Company nor GTSD Sub shall have the right to offset any amounts owed to such parties pursuant to Section 5.1(a) hereof against the purchase price for the Shares pursuant to this Article VIII.


     SECTION 8.3  PURCHASE PRICE.

     The purchase price for the Shares sold and purchased pursuant to this
Article VIII shall be equal to the then current Fair Market Value (as hereinafter defined) of such shares. The "Fair Market Value" of a share of Stock shall be determined by an independent, nationally-recognized, third party appraiser selected by the parties hereto and such appraiser shall be qualified to value businesses similar to that of the Company. If the parties are unable to agree on an appraiser, then GTSD Sub and the Minority Shareholders acting collectively shall each select an appraiser meeting the qualifications specified in the preceding sentence, and the appraisers so selected shall select a single, neutral and independent appraiser meeting the qualifications specified in the preceding sentence to conduct the appraisal. The appraisal shall be completed within sixty (60) days of the date that the appraiser is engaged and the appraisal shall be final and binding on the parties for the purpose of the pending sale and purchase of Shares, and any other sales and purchases of Shares occurring during the next six (6) months. The cost of the appraisal shall be shared equally between GTSD Sub and the selling Minority Shareholders. For any other transaction occurring within six (6) months of another transaction, either of the parties to such subsequent transaction may elect to obtain a new appraisal for the Fair Market Value of the shares of Stock by the method specified herein provided that the entire cost of such appraisal shall be paid by the party requesting such new appraisal. The value of a share of Stock shall be determined by the appraiser without any discount applied for the minority ownership position of the Minority Shareholders and without premium applied to the majority ownership position of GTSD or GTSD Sub. The parties hereto covenant and agree that they will disclose to the appraiser so selected and each other party hereto and their representatives, any and all

                                     34-
information or documents in their possession that might reasonably be expected to bear upon the valuation of the Company including, but not limited to, any future plans or prospects with respect to the Company, the Company Business, the Company Assets or the Stock of the Company, and any agreements (written or oral) or plans for public offerings or potential sales of all or any part of the business, assets or Stock of the Company following or in connection with the transaction for which the appraisal is prepared.

     SECTION 8.4  PAYMENT OF THE PURCHASE PRICE.

     Unless other terms and conditions are agreed upon by the parties at the time of the purchase and sale, the purchase price for the Shares shall be payable according to the terms of a promissory note, mutually agreeable to the parties of such purchase and sale, and which shall contain the following terms and conditions:

          (a) If the purchase and sale transaction occurs pursuant to Sections 8.1(a), (d), (e) or 8.2, the purchase price for the Shares would be payable in five (5) equal annual installments beginning six (6) months from the date of the purchase and sale. Subsequent payments shall be made by the purchaser of the shares on each one (1) year anniversary of the first payment and shall include principal (equal to the amount of the initial installment payment) plus simple accrued interest at the then current one-year London Interbank Offered Rate as quoted in the WALL STREET JOURNAL ("LIBOR") on the outstanding balance, provided that the installment payments shall be no less than $150,000 per twelve (12) month period (per Minority Shareholder entitled to such payment) until the obligation is paid in full.

          (b) If the purchase and sale transaction occurs pursuant to Sections 8.1(b) or (c), the purchase price for the Shares would be payable in three (3) equal annual installments beginning six (6) months from the date of the purchase and sale. Subsequent payments shall be made by the purchaser of the shares on each one (1) year anniversary thereafter and shall include principal (equal to the amount of the initial installment payment) plus simple interest at the then current one-year LIBOR rate plus four percent (4.0%) on the outstanding balance, provided that the installment payments shall be no less than $250,000 per twelve (12) month period (per Minority Shareholder entitled to such payment) until the obligation is paid in full.

           (c) The promissory notes issued by the Company or GTSD Sub evidencing the payment obligations referred to in Sections 8.4(a) and (b) shall be guaranteed by GTSD.

                        ARTICLE IX:  OTHER RESTRICTIONS

     SECTION 9.1  LEGEND ON CERTIFICATES.

     The parties hereto shall cause the Company to note the following legend conspicuously upon all certificates representing the Stock of the Company now or hereafter owned by each of the stockholders:

          "Transfer of any interest in the securities represented by this certificate is subject to a Stockholders' Agreement dated November 29, 1995 by and among Bird Environmental Gulf Coast, Inc., GTS Duratek, Inc., GTSD Sub II, Inc. and the persons referred to therein as the Minority Shareholders, as the same may be from time to time amended, modified or supplemented, and no such transfer may be made without compliance with that Agreement. A copy of that Agreement and all amendments, modifications and supplements thereto is available for inspection at the office of the corporation upon appropriate request."

An executed copy of this Agreement and amendments, modifications and supplements hereto shall at all times be kept on file at the office of the Company and shall be open for inspection by each stockholder of the Company or any person claiming any right or interest through a stockholder in any Stock.

     SECTION 9.2  ACTIONS REQUIRING VOTE OR CONSENT OF THE MINORITY
SHAREHOLDERS.

     The following actions shall require the approval, or the consent, of a majority of the shares of Stock owned by the Minority Shareholders and their transferees, notwithstanding whether such affirmative vote or consent would otherwise be required under the Company's Organizational Documents or applicable law:

          (a) the merger or consolidation of the Company with or into another entity, except as contemplated by Section 4.6 to reincorporate the Company as a Maryland corporation;

          (b) the sale by the Company, other than in the ordinary course of business, of all or substantially all of its property and assets;

          (c) an amendment (whether in connection with a merger or otherwise) of the Organizational Documents of the Company, except as contemplated by Section 4.6;

          (d) the issuance and sale of any equity or debt securities of the Company, except for the Preferred Stock in an amount contemplated by SCHEDULE
4.7 or any additional amount reasonably needed by the Company to the extent that SCHEDULE 4.7 is underestimated;

          (e) authorization for loans or borrowings in excess of $250,000 during the Measurement Period (as such term is defined in the Employment Agreements and in the agreement between the Company and J. Hogan);

          (f) any loans to a stockholder or an Affiliate of a stockholder and/or the pledge of any assets of the Company for a loan for the benefit of a stockholder or an Affiliate of a stockholder; and

          (g) the pledge of all or substantially all of the assets of the Company.


     SECTION 9.3  COMPOSITION OF BOARD OF DIRECTORS.

     For so long as the Minority Shareholders in the aggregate own at least ten percent (10%) of the outstanding shares of Stock of the Company, they shall be entitled as a group to designate up to ten percent (10%) of the number of directors on the Company's Board of Directors, but in any event not less than one (1) director. GTSD Sub agrees that it shall vote all of its shares of Stock for the election of that director or directors nominated by the Minority Shareholders. If the Minority Shareholders and their transferees pursuant to Permitted Transfers in the aggregate own ten percent (10%) or less of the outstanding shares of Stock of the Company, then GTSD Sub and the Minority Shareholders shall mutually agree as to the appropriate level of representation, if any, of the Minority Shareholders on the Company's Board of Directors.

     SECTION 9.4  FORMATION OF MANAGEMENT COMMITTEE.

     The Company shall form a management committee to oversee the operations of the Company and make recommendations to the Board of Directors of the Company as appropriate. B. Hogan and M. Hogan shall be members of this newly formed management committee so long as they are shareholders and desire to serve on such committee as well as any members that GTSD Sub appoints in its sole discretion. The management committee would meet at least quarterly. J. Hogan would act as scientific advisor to the management committee and would be invited to attend the management committee meetings.

                           ARTICLE X:  TERMINATION

     This Agreement shall terminate automatically upon (i) the dissolution, liquidation or winding up of the Company, (ii) the occurrence of any event which reduces the number of stockholders to one, or (iii) the merger of the Company into another corporation (provided that the Company is not the surviving corporation of such a merger and provided, further, that the holders of a majority of the Stock owned by the Minority Shareholders and their transferees pursuant to Permitted Transfers vote in favor of or consent in writing to such merger). Notwithstanding the foregoing, the merger of the Company into a newly formed Maryland corporation pursuant to Section 4.6 shall not cause the termination of this Agreement.

                          ARTICLE XI:  MISCELLANEOUS

     SECTION 11.1  NO ASSIGNMENT.

     Subject to Section 4.6(b), no assignment by any of the parties of their respective rights nor delegation by any of the parties of their respective duties shall be permitted hereunder without the prior written consent of all other parties hereto, provided that GTSD Sub may assign its rights and obligations hereunder to the transferee of its Shares of the Company provided that it has satisfied the conditions of Section 7.4(c).

     SECTION 11.2  COSTS.

     Each party hereto shall pay all fees and expenses incurred by it in connection with the negotiation, preparation, and performance of this Agreement, including fees and disbursements of their respective counsel, except that GTSD shall pay up to $60,000 of the legal fees reasonably incurred by the Minority Shareholders in connection with this Agreement and the transactions contemplated hereunder.

     SECTION 11.3  PUBLICITY.

     The parties hereto agree not to issue any statement or communication to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties; provided, however, that each party shall be permitted, upon notice to the other, to make such disclosures to the public or such governmental entities as its counsel reasonably should deem necessary to maintain compliance with applicable law.

     SECTION 11.4  PARTIES IN INTEREST.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors, heirs, personal representatives, and assigns permitted under the terms of this Agreement.

     SECTION 11.5  ENTIRE AGREEMENT.

     This Agreement, any Exhibits, Schedules, any other writings delivered pursuant hereto which form a part hereof and all other documents delivered contemporaneous with the execution hereof contain the entire understanding of the parties with respect to its subject matter and supersede all prior oral and written agreements and understandings between the parties with respect to its subject matter. In this regard, although the Minority Shareholders' Letter of Intent and the Bird Letter of Intent shall be merged into and superseded by this Agreement, certain descriptive language contained therein is expressly referred to herein and shall be interpreted as if expressly set forth herein.

     SECTION 11.6  CONSTRUCTION.

     The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The masculine pronoun shall include the feminine and neuter, and vice versa, where the context so requires.

     SECTION 11.7  ADDITIONAL DOCUMENTS.

     Each party hereto agrees to execute and deliver such documents and take such further actions as may be reasonably necessary or desirable to effect the purposes and objectives of this Agreement.

     SECTION 11.8  NOTICES.

     Except as otherwise expressly stated, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon the earlier of (i) when it is personally delivered, (ii) three (3) business days after having been mailed by certified mail, postage prepaid, return receipt requested or (iii) two (2) days after having been sent by recognized overnight delivery service, addressed as follows:

     IF TO GTSD:

     GTS Duratek, Inc.
     8955 Guilford Road, Suite 200
     Columbia, Maryland  21046
     Attention:  Robert E. Prince, President and Chief
      Executive Officer

     WITH A COPY TO:

     Piper & Marbury L.L.P.
     Charles Center South
     36 South Charles Street
     Baltimore, Maryland 21201-3010
     Attention:  Henry D. Kahn, Esquire

     IF TO GTSD SUB:

     GTSD Sub II, Inc.
     8955 Guilford Road, Suite 200
     Columbia, Maryland  21046
     Attention:  President

     WITH A COPY TO:

     Piper & Marbury L.L.P.
     Charles Center South
     36 South Charles Street
     Baltimore, Maryland 21201-3010
     Attention:  Henry D. Kahn, Esquire

     IF TO COMPANY:

     Bird Environmental Gulf Coast, Inc.
     c/o GTS Duratek, Inc.
     8955 Guilford Road, Suite 200
     Columbia, Maryland 21046
     Attention:  Robert F. Shawver

     WITH A COPY TO:

     Piper & Marbury L.L.P.
     Charles Center South
     36 South Charles Street
     Baltimore, Maryland 21201-3010
     Attention:  Henry D. Kahn, Esquire

     IF TO J. HOGAN:

     Jim S. Hogan
     1742 Country Club Drive
     Sugar Land, Texas 77478

     IF TO M. HOGAN:

     Mark B. Hogan
     1742 Country Club Drive
     Sugar Land, Texas 77478

     IF TO B. HOGAN:

     Barry K. Hogan
     4501 Creekbend Street
     Houston, Texas 77035

     IF TO LUCAS:

     Sam J. Lucas III
     2220 Marina Way #325
     Kemah, Texas 77565

     WITH A COPY TO FOR ANY OF THE MINORITY SHAREHOLDERS:

     Nick D. Nicholas
     Porter & Hedges, L.L.P.
     700 Louisiana
     Suite 3500
     Houston, Texas 77002-2764

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.


     SECTION 11.9 COUNTERPARTS.

     This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 11.10  GOVERNING LAW.

     The validity of this Agreement and of any of the terms or provisions as well as the rights and duties of the parties hereunder shall be governed by the laws of the State of Maryland, without reference to any conflict of law or choice of law principles in the State of Maryland that might apply the law of another jurisdiction.

     SECTION 11.11  ARBITRATION.

               (a) Any disputes between the parties relating to the terms of this Agreement, or the breach thereof, shall be submitted to binding arbitration in Baltimore, Maryland, in accordance with the rules of the American Arbitration Association. In the event that either party desires to arbitrate any such dispute, such party shall so notify the other party and the parties shall endeavor, for a period of thirty (30) days, to resolve such dispute without arbitration. In the event that the parties cannot resolve the dispute within such thirty (30) day period, then within ten (10) days thereafter, the parties shall jointly designate an arbitrator to hear the dispute, or, if the parties are unable to jointly select an arbitrator, an arbitrator shall be chosen in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties.

               (b) The Company, GTSD or GTSD Sub shall pay all of their own expenses in connection with such arbitration and shall advance payment for the reasonable expenses incurred by the Minority Shareholders in connection with such arbitration, including without limitation travel expenses and the fees and expenses of counsel, provided that the Minority Shareholders shall be obligated to repay such advance in the event that the arbitrator determines that the Minority Shareholders did not act in good faith or did not have a good faith basis to bring or defend the claim. In the event that the Minority Shareholders are required to repay such advance, such amount shall be offset against the amount to be paid to each or all of them pursuant to Article VIII hereof or to be paid to each or all of them as a Bonus Payment pursuant to the Employment Agreements or the Hogan Agreement, as applicable. The offset described in the preceding sentence shall be the sole remedy of the Company, GTSD or GTSD Sub to recover the advance.

     SECTION 11.12  SPECIFIC PERFORMANCE.

     The parties acknowledge and agree that the breach of the provisions of this Agreement could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that, except as expressly provided herein, nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

     SECTION 11.13  SEVERABILITY.

     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

     SECTION 11.14   NO DRAFTING PRESUMPTION.

     Each of the parties hereto shall be deemed to have participated equally in the drafting and preparation of this Agreement and, accordingly, no presumption shall arise concerning the interpretation of any of the provisions hereof with respect to the party or parties responsible for its preparation.

     SECTION 11.15  INCORPORATION BY REFERENCE; USE OF CERTAIN TERMS.

     All Exhibits and Schedules attached to this Agreement shall be deemed incorporated herein by reference as if fully set forth herein. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     SECTION 11.16  AMENDMENT AND WAIVER.

     This Agreement may not be amended or modified except by a written instrument signed by the parties hereto. The waiver by any party of such party's rights under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent subsequent enforcement of such rights or of any other rights.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

WITNESS/ATTEST:                        BIRD ENVIRONMENTAL GULF COAST,
                                       INC.

By:  /s/Diane R. Brown                 By: /s/Robert F. Shawver          (SEAL)
     ----------------------------          -----------------------------
     Diane R. Brown, Secretary             Robert F. Shawver
                                           Vice President

                                       GTS DURATEK, INC.

By:  /s/Diane R. Brown                 By: /s/Robert F. Shawver          (SEAL)
     ----------------------------          -----------------------------
     Diane R. Brown, Secretary             Robert F. Shawver
                                           Executive Vice President and
                                           Chief Financial Officer


                                       GTSD SUB II, INC.

By:  /s/Diane R. Brown                 By: /s/Robert F. Shawver          (SEAL)
     ----------------------------          -----------------------------
     Diane R. Brown, Secretary             Robert F. Shawver
                                           Vice President


By:  /s/Robert A. Hensel               By:  /s/Jim S. Hogan              (SEAL)
     ----------------------------          -----------------------------
                                            Jim S. Hogan



By:  /s/Robert A. Hensel               By:  /s/Mark B. Hogan             (SEAL)
     ----------------------------          -----------------------------
                                            Mark B. Hogan


By:  /s/Robert A. Hensel               By:  /s/Barry K. Hogan            (SEAL)
     ----------------------------          -----------------------------
                                            Barry K. Hogan


By:  /s/Robert A. Hensel               By:  /s/Sam J. Lucas III          (SEAL)
     ----------------------------          -----------------------------
                                            Sam J. Lucas III